Item 77Q(1)(e)

The following document is included in Registrant's 485BPOS, which filed electronically with the Securities and Exchange
Commission on January 30, 2013 (Accession No. 0001193125-13-
030140), and incorporated by reference herein:

(1)	Amendment to the Investment Advisory Agreement dated
November 15, 2012